UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Rowan Companies plc

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Rowan Companies plc

Mitre House, 160 Aldersgate Street, London EC1A 4DD

Registered Company No. 07805263

Notice of General Meeting of Shareholders to be held August 15, 2014

Rowan Companies plc, a public limited company incorporated under the laws of England and Wales (the “Company,” “Rowan,” or “we”), will hold a general meeting of shareholders (the “Meeting”) on Friday, August 15, 2014, beginning at 8:00 a.m., London time (3:00 a.m., New York time), at the Four Seasons Hotel, Hamilton Place, Park Lane, London, United Kingdom W1J 7DR.

At the Meeting, you will be asked to consider and approve a proposal to implement a reduction of capital through a customary court-approved process in the United Kingdom to ensure that we will continue to have sufficient distributable reserves under English law to enable us to pay regular dividends and to make future distributions or repurchase our shares as determined by the Board of Directors. We refer to this proposal as the “capital reduction” proposal.

Please refer to the attached proxy statement for information on the capital reduction proposal. Pursuant to our Articles of Association, no matters other than the capital reduction proposal described in the proxy statement may be brought at the Meeting.

The capital reduction proposal will be approved if 75% of the votes cast are cast in favor of the proposal, assuming a quorum is present.

Only shareholders of record of our Class A Ordinary Shares as of the close of business in New York City on Thursday, June 19, 2014 are entitled to notice of and to vote at the Meeting and at any adjournment or postponement of the Meeting. A list of the shareholders entitled to vote at the Meeting is available at our Houston, Texas office. In accordance with the provisions in the U.K. Companies Act 2006 and in accordance with our Articles of Association, a shareholder of record is entitled to appoint another person as his or her proxy to exercise all or any of his or her rights to attend and vote at the Meeting and to appoint more than one proxy in relation to the Meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him or her). Such proxy need not be a shareholder of record.

We appreciate the continuing interest of our shareholders in the business of Rowan Companies plc, and hope you will vote “FOR” the capital reduction proposal. Please contact the Company Secretary if you plan to attend the Meeting in person.

By order of the Board of Directors,

Melanie M. Trent

Company Secretary

July [•], 2014

Important Notice Regarding the Availability of

Proxy Materials for the Shareholder

Meeting to be Held on August 15, 2014

This proxy statement and the means to vote by Internet are available at www.proxyvote.com.

Your Vote is Important

Your vote is very important, regardless of the number of shares you own. Whether or not you are able to attend the Meeting in person, it is important that your shares be represented. Please vote as promptly as possible by telephone or via the Internet or by signing, dating and returning the proxy card mailed to those who receive paper copies of this proxy statement. Voting promptly, regardless of the number of shares you hold, will aid us in reducing the expense of an extended proxy solicitation. If you hold Rowan Companies plc Class A Ordinary Shares with a broker or bank, you may also be eligible to vote by telephone or via the Internet. For specific information regarding the voting of your shares, please refer to the section entitled “Questions and Answers About the Meeting and Voting.”

PROXY STATEMENT FOR THE GENERAL MEETING OF SHAREHOLDERS OF

ROWAN COMPANIES PLC

This proxy statement relates to the solicitation of proxies by the Board of Directors of Rowan Companies plc (the “Board”) for use at a general meeting of shareholders (the “Meeting”) to be held on Friday, August 15, 2014, beginning at 8:00 a.m., London time (3:00 a.m., New York time), at the Four Seasons Hotel, Hamilton Place, Park Lane, London, United Kingdom W1J 7DR, and at any adjournment or postponement of the Meeting.

At the Meeting, you will be asked to consider and approve a proposal to implement a reduction of capital through a customary court-approved process in the United Kingdom to ensure that we will continue to have sufficient distributable reserves under English law to enable us to pay regular dividends and to make future distributions or repurchase our shares as determined by the Board. We refer to this proposal as the “capital reduction” proposal.

Please refer to this proxy statement for information on the capital reduction proposal. Pursuant to our Articles of Association, no matters other than the capital reduction proposal described in this proxy statement may be brought at the Meeting.

The proxy is solicited by the Board and is revocable by you any time before it is voted. This proxy statement, form of proxy and voting instructions are being made available to you on or about July [•], 2014 at www.proxyvote.com. You may also request a printed copy of this proxy statement and the form of proxy by any of the following methods: (a) telephone at +1-800-579-1639; (b) Internet at www.proxyvote.com; or (c) e-mail at sendmaterial@proxyvote.com.

Our registered office is located at Mitre House, 160 Aldersgate Street, London EC1A 4DD and our principal executive office is located at 2800 Post Oak Blvd., Suite 5450, Houston, Texas 77056. Our telephone number in our Houston office is +1-713-621-7800 and our website address is www.rowancompanies.com. Information contained on our website, including information referred to in this proxy statement, is not to be considered as part of the proxy solicitation material and is not incorporated into this proxy statement.

Rowan Companies plc is a public limited company incorporated under the laws of England and Wales, and our Class A Ordinary Shares trade on the New York Stock Exchange (“NYSE”) under the symbol “RDC.” As a result, the Company is governed by both the U.K. Companies Act 2006 and U.S. securities laws and regulations and NYSE rules.

PROXY STATEMENT SUMMARY

The capital reduction proposal is proposed as a special resolution, which means the proposal will be approved if 75% of the votes cast are cast in favor of the proposal, assuming a quorum is present.

The Board recommends that you vote “FOR” the capital reduction proposal.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Why did I receive these proxy materials?

We are providing this Meeting notice, proxy statement and proxy card (collectively, the “proxy materials”) in connection with the solicitation by our Board of proxies to be voted at the Meeting, as well as any continuation, adjournment or postponement thereof. This proxy statement contains information you should consider when deciding how to vote in connection with the Meeting. We are first sending the proxy materials to shareholders on or about July [•], 2014.

What is the purpose of the Meeting?

To consider and approve the capital reduction proposal, pursuant to which we will implement a reduction of capital through a customary court-approved process in the United Kingdom to ensure that we will continue to have sufficient distributable reserves under English law to enable us to pay regular dividends and to make future distributions or repurchase our shares as determined by the Board. The capital reduction proposal is discussed in further detail below.

Why am I being asked to approve a capital reduction?

Under English law, with limited exceptions, we generally may only pay dividends, make distributions or repurchase shares out of distributable reserves on our parent company stand-alone balance sheet, without regard to our consolidated financial statements. Under English law, “distributable reserves” are a company’s accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made, calculated on a standalone basis.

In addition, we will not be permitted to pay dividends, make distributions or repurchase shares (i) if, at the time, the amount of our net assets (total excess of assets over liabilities) is less than the aggregate of our called up share capital and undistributable reserves or (ii) to the extent that the distribution would reduce the net assets below such amount.

As announced in January 2014, the Board approved a quarterly cash dividend policy. The first such quarterly dividend was declared in April 2014 in an amount of US$0.10 per Class A Ordinary Share. While we generally anticipate that our subsidiaries will continue to make distributions up to our parent company over time in order to increase accumulated distributable reserves, we believe that it is in the best interests of the Company and its shareholders to complete a capital reduction to preserve flexibility to continue to pay regular dividends and to make future distributions or repurchase our shares as determined by the Board.

What will happen if shareholders do not approve the capital reduction proposal?

If shareholders do not approve the capital reduction proposal, future dividends will continue to be paid from accumulated distributable reserves to the extent permitted under English law. Distributable reserves would increase as we make distributions from our subsidiaries up to our parent company and decrease as we pay dividends to shareholders and buy back shares. If distributable reserves become insufficient to pay future dividends, we may undertake other methods permitted under English law to achieve a reduction of capital to allow us to pay regular dividends and to make future distributions or repurchase our shares. These efforts may include certain customary intra-group reorganizations, which are established and often-used alternatives for the creation of distributable reserves in a U.K. public company, but which we believe are less advantageous than the court-approved capital reduction proposal. We therefore are asking shareholders to approve the capital reduction proposal at the Meeting.

What are the requirements to approve the capital reduction proposal and what is the Board’s recommendation on how I should vote my Class A Ordinary Shares?

For the purposes of the Meeting, the shareholders present in person or by proxy who represent at least a majority of our shares entitled to vote at the Meeting will constitute a quorum.

You may cast your vote “FOR” or “AGAINST” the capital reduction proposal or “ABSTAIN” from voting your shares on the proposal. The capital reduction proposal is being proposed as a special resolution, which means the proposal will be approved if 75% of the votes cast are cast in favor of the proposal, assuming a quorum is present. Abstentions and broker non-votes are treated as shares that are present for purposes of determining whether there is a quorum, but will not be considered in determining the number of votes necessary for approval of the capital reduction proposal.

The Board recommends that you vote “FOR” the capital reduction proposal.

When and where is the Meeting, and who may attend?

The Meeting will be held on Friday, August 15, 2014, beginning at 8:00 a.m., London time (3:00 a.m., New York time) at the Four Seasons Hotel, Hamilton Place, Park Lane, London, United Kingdom W1J 7DR. Only shareholders who own shares as of June 19, 2014 (the “record date”) may attend the Meeting. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding shares in “street name” through brokerage accounts or by a bank or other nominee may be asked to show a brokerage statement or account statement reflecting share ownership as of the record date in order to obtain admittance to the Meeting. Cameras, recording devices and other electronic devices will not be permitted at the Meeting.

Who is entitled to vote at the Meeting?

You are entitled to vote at the Meeting or any adjournment or postponement thereof if you owned shares as of the close of business on the record date. As of the record date, there were approximately [•] outstanding shares entitled to vote at the Meeting. Subject to disenfranchisement in accordance with applicable law and/or our Articles of Association, each share is entitled to one vote on each matter properly brought before the Meeting. No other class of securities is entitled to vote at the Meeting. Pursuant to our Articles of Association, cumulative voting rights are prohibited.

A complete list of shareholders of record entitled to vote will be open to the examination of any shareholder for any purpose relevant to the Meeting for a period of 10 days prior to the Meeting at our offices in Houston, Texas during ordinary business hours. This list will also be available at the location of the Meeting and open to the examination of any shareholder present at the Meeting.

What is a proxy statement and what is a proxy?

A proxy statement is a document that U.S. Securities and Exchange Commission (“SEC”) regulations require us to provide you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated the following individuals as proxies for the Meeting: Melanie M. Trent, Greg Hatfield, Nick Postolos, Heather McLemore and Sir Graham Hearne.

Who is soliciting my proxy to vote my shares?

Our Board is soliciting your proxy for our representatives to vote your shares. Your proxy will be effective for the Meeting and at any adjournment or postponement of that Meeting.

Why did I receive a notice of Internet availability of proxy materials instead of printed proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a notice of Internet availability of proxy materials (the “notice”) to our shareholders. All shareholders will have the ability to access the proxy materials on the website referenced in the notice. You may also request to receive a printed set of the proxy materials. The notice contains instructions on how to access this proxy statement, how to vote online or how to request a printed copy by mail. We encourage you to take advantage of the proxy materials on the Internet. By opting to receive the notice of availability and accessing your proxy materials online, you will save us the cost of producing and mailing documents and reduce the amount of mail you receive and help preserve environmental resources.

Why did I not receive a notice of the Internet availability of proxy materials?

If you elected to receive proxy materials by mail or e-mail for any of your holdings in the past, you were automatically enrolled in the same process for all of your share holdings this year. If you would like to change the method of delivery, please follow the instructions in the notice or in the question entitled “Can I choose the method in which I receive future proxy materials?” below.

Can I receive paper copies of the proxy materials?

You may request paper copies of the proxy materials by calling +1-800-579-1639, using the website www.proxyvote.com, by e-mail at sendmaterial@proxyvote.com or by writing to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Can I choose the method in which I receive future proxy materials?

There are three methods by which shareholders of record and beneficial owners may receive future proxy materials or notice thereof:

•	Notice and Access: We furnish proxy materials over the Internet and mail the notice to most shareholders.

•	E-Mail: If you would like to have earlier access to proxy materials and reduce our costs of printing and delivering the proxy materials, you can instruct us to send all future proxy materials to you via e-mail. If you request future proxy materials via e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials via e-mail will remain in effect until you change it. If you desire to receive all future materials electronically, please visit www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

•	Mail: You may request distribution of paper copies of future proxy materials by mail by calling +1-800-579-1639, using the website www.proxyvote.com, by e-mail at sendmaterial@proxyvote.com or by writing to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

How do I vote my shares?

Beneficial holders. If your shares are held in a stock brokerage account or by a broker, bank or other nominee, you are considered to hold shares in “street name.” If you hold shares in street name, you should follow the directions provided by your broker, bank or other nominee. You may submit instructions by telephone or via the Internet to your broker, bank or other nominee, or request and return a paper proxy card to your broker, bank or other nominee. We will distribute written ballots to anyone who wants to vote in person at the Meeting. If you hold shares in “street name,” you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot to be able to vote at the Meeting.

Registered holders. If you are registered holder on our register of members, you are considered a shareholder of record with respect to those shares. If you are a shareholder of record, you may appoint a proxy to vote on your behalf using any of the following methods:

•	by telephone using the toll-free telephone number shown on the proxy card;

•	via the Internet as instructed on the proxy card;

•	by completing and signing the proxy card and returning it in the prepaid envelope provided; or

•	by written ballot at the Meeting.

Telephone and Internet proxy appointment facilities for shareholders of record will be available 24 hours a day. If you give instructions as to your proxy appointment by telephone or via the Internet, such instructions must be received by 11:59 p.m. (New York time) on August 13, 2014. If you properly give instructions as to your proxy appointment by telephone, via the Internet or by executing and returning a paper proxy card, and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions.

How will my shares be voted if I do not specify how they should be voted?

If your proxy does not indicate how you want your shares to be voted, your shares will be voted by the persons appointed as proxies in accordance with the recommendations of the Board.

Can I change my vote?

If you hold shares in “street name,” you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Meeting if you obtain a legal proxy as described in the question entitled “How do I vote my shares?”

If you are a shareholder of record, you can change your vote or revoke your proxy at any time before the Meeting by:

•	entering a later-dated proxy by telephone or via the Internet;

•	delivering a valid, later-dated proxy card;

•	sending written notice to the Office of the Secretary; or

•	voting by ballot in person at the Meeting.

All shares that have been properly voted and not revoked will be voted at the Meeting. Attending the Meeting without taking further action will not automatically revoke your prior telephone or Internet vote or your proxy.

If you hold shares in “street name” through a broker, will my broker vote my shares for me?

We believe that a vote on the capital reduction proposal will be regarded as a non-discretionary matter under NYSE rules. As a result, your broker may not vote your shares if you have not provided voting instructions. Such broker non-votes will be considered present at the Meeting for purposes of determining a quorum, but will have no effect for purposes of determining whether the capital reduction proposal has been approved.

What happens if I abstain or withhold my vote on any proposal?

Abstentions will be considered present at the Meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval of the capital reduction proposal.

Who will count the votes?

Broadridge Financial Solutions, Inc. will count the votes and submit them to our inspector of election.

Who will pay for the cost of this proxy solicitation?

We solicit the proxies and will bear the entire cost of this solicitation. The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other employees, or our proxy solicitor. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation efforts. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies at a cost of $13,500 plus reasonable out-of-pocket expenses. We also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses in sending these materials to you.

Who is the transfer agent?

Our transfer agent is Computershare Trust Company, N.A. All communications concerning shareholder of record accounts, including address changes, name changes, share transfer requirements and similar issues can be handled by contacting Computershare Trust Company, N.A. at +1-888-868-8111 (within the U.S., U.S. Territories and Canada), +1-732-491-4324 (outside the U.S., U.S. Territories and Canada), or in writing at P.O. Box 43078 Providence, RI 02940-3078 or in writing by overnight delivery at 250 Royall Street, Canton, MA 02021.

If you have any further questions about voting or attending the Meeting, please contact our proxy solicitor, Innisfree M&A Incorporated; Shareholders call toll-free at: +1-888-750-5834 (within the U.S. and Canada) or 00 800 4664 7000 (internationally); Banks and Brokers call collect at: +1-212-750-5833 or +44 20 7710 9960; Email: info@innisfreema.com.

CAPITAL REDUCTION PROPOSAL

The capital reduction proposal would enhance our flexibility to return capital to our shareholders in the form of dividends and future distributions or share repurchases, and the Board recommends that that you vote “FOR” this proposal.

As a U.K. public company governed by the U.K. Companies Act 2006, we generally may only pay dividends, make distributions and repurchase shares out of distributable reserves on our parent company stand-alone balance sheet, without regard to our consolidated financial statements. Under English law, “distributable reserves” are a company’s accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made, calculated on a standalone basis.

In addition, we are not be permitted to pay dividends, make distributions or repurchase shares (i) if, at the time, the amount of our net assets (total excess of assets over liabilities) is less than the aggregate of our called up share capital and undistributable reserves or (ii) to the extent that the distribution would reduce the net assets below such amount. Our undistributable reserves include our capital contribution reserves noted below.

As announced in January 2014, the Board approved a quarterly cash dividend policy. The first such quarterly dividend was declared in April 2014 in an amount of US$0.10 per Class A Ordinary Share. This dividend was paid, and future dividends will be paid from accumulated distributable reserves, which increase as we make distributions from our subsidiaries up to our parent company and decrease as we pay dividends to shareholders and buy back shares.

On the basis of our last filed interim unaudited U.K. statutory accounts, as of January 16, 2014, our parent company had approximately US$91 million of distributable reserves which, absent an impairment, is expected to be sufficient to cover estimated dividend payments through the remainder of 2014 under our annual dividend policy. While we generally anticipate that our subsidiaries will be able to continue to make distributions up to our parent company over time in order to increase accumulated distributable reserves, we believe that it is in the best interests of the Company and its shareholders to complete a capital reduction to preserve flexibility to continue to pay regular dividends and to make future distributions or repurchase our shares as determined by the Board.

In order to accomplish the capital reduction, and as is customary in similar situations under U.K. law, the Board proposes that:

•	US$2.0 billion of our capital contribution reserves be capitalized by issuing newly-created capital reduction shares (the “Capital Reduction Shares”); and

•	the Capital Reduction Shares be cancelled and the US$2.0 billion par value of those shares be credited to our distributable reserves account.

This process is known under English law as a “reduction of capital” and is a customary court-approved process in the U.K. Following the capital reduction, the distributable reserves on our parent company stand-alone balance sheet would be increased by a total of US$2.0 billion. The capital reduction would not change the total amount of shareholders’ equity as reflected on our balance sheet.

If the capital reduction proposal is approved by shareholders at the Meeting, then we must obtain an order of the U.K. Court that the Capital Reduction Shares be cancelled, followed by delivery and registration of the Court order with the Registrar of Companies in the United Kingdom before the capital reduction becomes effective.

The Court only has the power to reduce share capital and other statutory reserves, including share premium and capital reserves, but not capital contribution reserves. Therefore, it is necessary that we first convert our capital contribution reserves to share capital (in the form of Capital Reduction Shares), in order for the Court thereafter to be able to cancel the Capital Reduction Shares and effectively convert the capital contribution reserves to distributable reserves.

It is proposed that US$2.0 billion of our capital contribution reserve be used to pay in full for new Capital Reduction Shares prior to the Court hearing. At our election, the Capital Reduction Shares will then be allotted and issued either as a bonus issue to holders of Class A Ordinary Shares at a record time to be determined by the Board on the basis of one Capital Reduction Share for every one Class A Ordinary Share or to one or more of our affiliates or a trust selected by the Board.

The Capital Reduction Shares will have extremely limited rights. In particular, the Capital Reduction Shares will carry no right (i) to receive any dividends or other distribution, whether capital or income, (ii) to receive notice of, or to attend or vote at, any general meeting of shareholders, (iii) to participate in the profits of the Company, or (iv) to participate in the Company’s assets, except on a winding-up of the Company. We will have the right to cancel the Capital Reduction Shares without making any payment to the holders thereof. The Capital Reduction Shares will be transferable, but no market will exist for them.

It is anticipated that the Court will confirm the cancellation of the Capital Reduction Shares at the Court hearing on the day immediately after they have been issued. Accordingly, the Capital Reduction Shares will not be registered with the SEC or admitted to trading on the NYSE or any other market. No share certificates will be issued in respect of the Capital Reduction Shares.

In order to approve the proposed cancellation of the Capital Reduction Shares, the Court will need to be satisfied that the interests of our creditors will not be prejudiced as a result of the cancellation. In order to accomplish this, we will need to satisfy the Court that there is no real likelihood that the capital reduction would result in us being unable to discharge the debts or claims of any creditor when they fall due, giving such undertakings or other form of creditor protection as the Court may require for the benefit of our creditors on the date that the capital reduction becomes effective. The terms upon which the Court is willing to confirm the proposed cancellation are, ultimately, for the Court to determine, and we will provide the Court with such undertakings as we deem appropriate. While we believe that the process described above required to implement the capital reduction is customary in similar situations under U.K. law, if the U.K. Court does not approve the reduction of capital, the Company may cancel or repurchase the Capital Reduction Shares at any time without the approval of the holders of the Capital Reduction Shares (such purchase price not to exceed in the aggregate US$0.01 for all outstanding Capital Reduction Shares). In such event, no corresponding credit will be made to our distributable reserves account upon the cancellation or repurchase of the Capital Reduction Shares.

It is anticipated that the initial Court hearing will take place in early September 2014. We expect that the final Court hearing will take place and the capital reduction will become effective two to three weeks following the initial Court hearing, following the necessary registration of the Court order.

The capital reduction will not involve us making any distribution or repayment of capital and will not reduce our underlying net assets. The distributable reserves arising from the capital reduction will, subject to the discharge of any undertakings required by the Court as explained above, provide flexibility and enhance our ability to continue to pay regular dividends and to make future distributions or repurchase our shares as determined by the Board.

Recommendation of the Board

The Board recommends that you vote “FOR” the capital reduction proposal. If no indication is given as to how you want your shares to be voted, the persons designated as proxies will vote the proxies received “FOR” the capital reduction proposal.

The full text of the special resolution to be approved by our shareholders is as follows:

(A) US$2.0 BILLION (US$2,000,000,000) STANDING TO THE CREDIT OF THE CAPITAL CONTRIBUTION RESERVE OF THE COMPANY SHALL BE CAPITALIZED AND APPLIED IN PAYING UP IN FULL AT PAR SUCH NUMBER OF NEW CLASS C SHARES (THE “CAPITAL REDUCTION SHARES”) EQUAL TO THE NUMBER OF CLASS A ORDINARY SHARES OF US$0.125 EACH IN THE CAPITAL OF THE COMPANY (“ORDINARY SHARES”) IN ISSUE AT THE CAPITAL REORGANIZATION RECORD TIME (AS SPECIFIED BY THE BOARD), SUCH CAPITAL REDUCTION SHARES HAVING A NOMINAL VALUE EQUAL TO THE SUM THAT IS OBTAINED BY DIVIDING THE NUMBER OF CAPITAL REDUCTION SHARES TO BE ISSUED AS SET OUT ABOVE INTO US$2.0 BILLION, AS SHALL BE REQUIRED TO EFFECT SUCH CAPITALIZATION, AND THE DIRECTORS BE AND THEY ARE HEREBY ARE AUTHORIZED FOR THE PURPOSES OF SECTION 551 OF THE COMPANIES ACT 2006 (THE “ACT”) TO ALLOT AND ISSUE ALL THE CAPITAL REDUCTION SHARES THEREBY CREATED TO SUCH MEMBERS OF THE COMPANY INCLUDING ONE OF THEIR NUMBER OR SUCH OTHER DESIGNATED PERSON(S) AS THE DIRECTORS OR THE OFFICERS SHALL IN THEIR ABSOLUTE DISCRETION DETERMINE UPON TERMS THAT SUCH SHARES ARE PAID UP IN FULL BY SUCH CAPITALIZATION, AND SUCH AUTHORITY SHALL FOR THE PURPOSES OF SECTION 551 OF THE ACT EXPIRE ON 31 MARCH 2015;

(B) THE CAPITAL REDUCTION SHARES CREATED AND ISSUED PURSUANT TO PARAGRAPH (A) ABOVE SHALL HAVE THE FOLLOWING RIGHTS AND RESTRICTIONS:

(I) THE HOLDER(S) OF CAPITAL REDUCTION SHARES SHALL HAVE NO RIGHT TO RECEIVE ANY DIVIDEND OR OTHER DISTRIBUTION WHETHER OF CAPITAL OR INCOME;

(II) THE HOLDER(S) OF CAPITAL REDUCTION SHARES SHALL HAVE NO RIGHT TO RECEIVE NOTICE OF OR TO ATTEND OR VOTE AT ANY GENERAL MEETING OF SHAREHOLDERS;

(III) THE HOLDER(S) OF CAPITAL REDUCTION SHARES SHALL, ON A RETURN OF CAPITAL ON A LIQUIDATION, BUT NOT OTHERWISE, BE ENTITLED TO RECEIVE THE NOMINAL AMOUNT OF EACH SUCH SHARE BUT ONLY AFTER THE HOLDER OF EACH ORDINARY SHARE SHALL HAVE RECEIVED THE AMOUNT PAID UP OR CREDITED AS PAID UP ON SUCH A SHARE AND THE HOLDER(S) OF CAPITAL REDUCTION SHARES SHALL NOT BE ENTITLED TO ANY FURTHER PARTICIPATION IN THE ASSETS OR PROFITS OF THE COMPANY;

(IV) A REDUCTION BY THE COMPANY OF THE CAPITAL PAID UP OR CREDITED AS PAID UP ON THE CAPITAL REDUCTION SHARES AND THE CANCELLATION OF SUCH SHARES WILL BE TREATED AS BEING IN ACCORDANCE WITH THE RIGHTS ATTACHING TO THE CAPITAL REDUCTION SHARES AND WILL NOT INVOLVE A VARIATION OF SUCH RIGHTS FOR ANY PURPOSE. THE COMPANY WILL BE AUTHORIZED AT ANY TIME WITHOUT OBTAINING THE CONSENT OF THE HOLDER(S) OF CAPITAL REDUCTION SHARES TO REDUCE ITS CAPITAL (IN ACCORDANCE WITH THE ACT);

(V) THE COMPANY SHALL HAVE IRREVOCABLE AUTHORITY AT ANY TIME AFTER THE CREATION OR ISSUE OF THE CAPITAL REDUCTION SHARES TO APPOINT ANY PERSON TO EXECUTE ON BEHALF OF THE HOLDER(S) OF SUCH SHARES A TRANSFER THEREOF AND/OR AN AGREEMENT TO TRANSFER THE SAME WITHOUT MAKING ANY PAYMENT TO THE HOLDER(S) THEREOF TO SUCH PERSON OR PERSONS AS THE COMPANY MAY DETERMINE AND, IN ACCORDANCE WITH THE PROVISIONS OF THE ACT, TO PURCHASE OR CANCEL SUCH SHARES WITHOUT MAKING ANY PAYMENT TO OR OBTAINING THE SANCTION OF THE HOLDER(S) THEREOF AND PENDING SUCH A TRANSFER AND/OR PURCHASE AND/OR CANCELLATION TO RETAIN THE CERTIFICATES, IF ANY, IN RESPECT THEREOF, PROVIDED ALSO THAT THE COMPANY MAY IN ACCORDANCE WITH THE PROVISIONS OF THE ACT PURCHASE ALL BUT NOT SOME ONLY OF THE CAPITAL REDUCTION SHARES THEN IN ISSUE AT A PRICE NOT EXCEEDING 1 PENNY FOR ALL THE CAPITAL REDUCTION SHARES; AND

(C) THE CAPITAL REDUCTION SHARES CREATED AND ISSUED PURSUANT TO PARAGRAPH (A) ABOVE SHALL BE CANCELLED (SUBJECT TO THE APPROVAL OF THE COURT ORDER APPROVING THE CAPITAL REDUCTION).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of outstanding shares as of June [•], 2014 for the following persons:

•	each director;

•	our named executive officers as set forth in the Summary Compensation Table that appears under “Executive Compensation” in our definitive proxy statement filed with the SEC on March 14, 2014 (“NEOs”); and

•	all of our directors and NEOs as a group.

As of June [•], 2014, none of the shares shown below were pledged. Unless otherwise indicated, each individual has sole voting and dispositive power with respect to the shares shown below. None of the officers or directors owns one percent or more of our shares.

	Restricted Shares (a)	RSUs (b)	Shares	Options/ SARs (c)	Aggregate Beneficial Ownership	Percent of Class (d)
Directors:
Thomas P. Burke (NEO)	[•]	[•]	[•]	[•]	[•]	*
William T. Fox III	—	[•]	[•]	[•]	[•]	*
Sir Graham Hearne	—	[•]	[•]	[•]	[•]	*
Thomas R. Hix	—	[•]	[•]	[•]	[•]	*
Lord Moynihan (e)	—	[•]	[•]	[•]	[•]	*
Suzanne P. Nimocks	—	[•]	[•]	[•]	[•]	*
P. Dexter Peacock	—	[•]	[•]	[•]	[•]	*
John J. Quicke	—	[•]	[•]	[•]	[•]	*
W. Matt Ralls (NEO)	[•]	[•]	[•]	[•]	[•]	*
Tore I. Sandvold	—	[•]	[•]	[•]	[•]	*
Other NEOs:
Mark A. Keller	[•]	[•]	[•]	[•]	[•]	*
J. Kevin Bartol	[•]	[•]	[•]	[•]	[•]	*
John L. Buvens	[•]	[•]	[•]	[•]	[•]	*
All Directors and Executive Officers, including NEOs, as a group (15 persons)	[•]	[•]	[•]	[•]	[•]	[•]%

*	Ownership of less than one percent of the shares issued and outstanding.

(a)	Includes all restricted shares held by the individual. Reflects all restricted shares since the officer currently has voting power, but not dispositive power.

(b)	Includes RSUs which are (i) already vested (in the case of non-employee directors and RSUs which are no longer at risk of forfeiture due to the Company’s retirement policy) or (ii) will vest prior to August [•], 2014. As to non-executive directors, reflects RSUs granted annually which are settled upon termination of service from the Board. For executive officers, reflects RSUs granted annually that generally vest in one-third increments annually.

(c)	Includes shares that could be acquired through August [•], 2014 by the exercise of share options or share appreciation rights (“SARs”). The number of shares issuable under SARs is based on the volume weighted average price on June [•], 2014 of $[•], but excludes SARS for which the exercise price is below $[•]. All outstanding options are fully vested.

(d)	Based upon [•] issued and outstanding shares on June [•], 2014, which excludes for these purposes [•] shares held by an affiliated employee benefit trust.

(e)	Shares held by Lord Moynihan include 3,000 shares held indirectly through a pension trust.

As of June [•], 2014, the Company did not know of any person who beneficially owned in excess of 5% of our outstanding shares, except as set forth in the table below:

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
BlackRock, Inc. (a) 40 East 52nd Street New York, NY 10022	12,760,841	[•]%

The Vanguard Group, Inc. (b) 100 Vanguard Boulevard Malvern, PA 19355	8,536,369	[•]%

State Street Corporation (c) State Street Financial Center One Lincoln Street Boston, MA 02111	6,448,589	[•]%

(a)	As reported on Schedule 13G/A (filed with the SEC on February 7, 2014) by BlackRock, Inc. (“BlackRock”). BlackRock is the beneficial owner of these shares through various of its subsidiaries: BlackRock Advisors, LLC, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Ltd, BlackRock Life Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Fund Management Ireland Limited, BlackRock International Limited, BlackRock Institutional Trust Company, N.A., BlackRock Japan Co Ltd, and BlackRock Investment Management (UK) Limited. BlackRock has sole voting power over 11,479,046 shares and sole dispositive power of 12,760,841 shares.

(b)	As reported on Schedule 13G/A (filed with the SEC on February 12, 2014) by The Vanguard Group, Inc. and certain of its subsidiaries (“Vanguard”). Vanguard reports sole voting power over 198,453 shares, sole dispositive power over 8,345,116 shares and shared dispositive power over 191,253 shares. Of the 8,536,369 shares beneficially owned by Vanguard, Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 156,953 shares as a result of its serving as investment manager of collective trust accounts and Vanguard Investment Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 75,800 shares as a result of its serving as investment manager of Australian investment offerings.

(c)	As reported on Schedule 13G (filed with the SEC on February 4, 2014) by State Street Corporation, a parent holding company. State Street Corporation is the beneficial owner of these shares through various direct or indirect subsidiaries: State Street Global Advisors France S.A., State Street Bank and Trust Company, SSGA Funds Management, Inc, State Street Global Advisors Limited, State Street Global Advisors Ltd, State Street Global Advisors, Australia Limited, State Street Global Advisors Japan Co., Ltd., and State Street Global Advisors, Asia Limited. State Street Corporation has shared voting and dispositive power of the shares reported above.

ADDITIONAL INFORMATION

General and Other Matters

Article 45.2 of our Articles of Association limits the business transacted at the Meeting to the purposes stated in the notice of the Meeting. We have not been notified of, and our Board is not aware of, any other matters to be presented for action at the Meeting. As such, the capital reduction proposal is the only matter that will be brought before the Meeting.

Dissenters’ Right of Appraisal

No action that will be taken in connection with the matters described in this proxy statement provide for a right of dissent or appraisal with respect to a shareholders shares under English law or our Articles of Association.

Householding

SEC rules now allow us to deliver a single copy of the notice (or proxy materials in the case of shareholders who receive paper copies of such materials) to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This rule benefits both you and the Company. We believe it eliminates wasteful duplicate mailings and reduces our printing and mailing costs. This rule applies to any annual report or proxy statement. Each shareholder will continue to receive a separate proxy card or voting instruction card.

Your household may have received a single set of the notice (or proxy materials in the case of shareholders who receive paper copies of such materials). If you prefer to receive your own copy, or if you have received multiple copies and prefer a single set, please make your request by calling +1-800-579-1639, using the website www.proxyvote.com, by e-mail at sendmaterial@proxyvote.com or in writing to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If a broker, bank or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer shareholders the opportunity to eliminate duplicate mailings, you may need to contact your broker, bank or nominee directly to discontinue duplicate mailings to your household.

If you received multiple notices or proxy cards in connection with the Meeting, please sign, date and return all proxy cards or use each proxy card or notice to vote by telephone or via the Internet to ensure that all of your shares are voted.

Shareholder Proposals

Shareholder proposals intended for inclusion in our proxy materials for an annual general meeting of shareholders must be provided to us on a timely basis and satisfy the conditions set forth in Rule 14a-8 under the Exchange Act. A shareholder proposal intended for inclusion in our proxy materials for the 2015 annual general meeting of shareholders must be submitted and received in writing by the Company Secretary by November 14, 2014 at 2800 Post Oak Blvd., Suite 5450, Houston, Texas 77056. In addition, our Articles of Association require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act and nominations for the election of directors at the 2015 annual general meeting of shareholders must be submitted and received, in accordance with the requirements of our Articles of Association, not earlier than 120 days prior to the anniversary of the 2014 annual general meeting of shareholders (December 26, 2014) and not later than 90 days prior to the anniversary of the 2014 annual general meeting of shareholders (January 25, 2015). In the event that the 2015 annual general meeting of shareholders takes place more than 30 days before or more than 70 days after the anniversary of the 2014 annual general meeting then alternative cut-off dates will apply in accordance with our Articles of Association. Shareholders are advised to review our Articles of Association, which contain further details and additional requirements about advance notice of shareholder proposals and director nominations.

Questions

If you have any questions or need more information about the Meeting please write to us at our offices in Houston, Texas:

Melanie M. Trent

Senior Vice President, Chief Administrative Officer & Company Secretary

Rowan Companies plc

2800 Post Oak Boulevard, Suite 5450

Houston, Texas 77056

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